EXHIBIT 10.2

STOCK APPRECIATION RIGHTS AGREEMENT
(STOCK SETTLED)

This Stock Appreciation Rights Agreement (this “Agreement”), dated as of DATE (the “Effective Date”), is between SoftBrands, Inc., a Delaware corporation (the “Company”) and EMPLOYEE NAME, (“Participant”).  This Agreement is granted under the SoftBrands, Inc. 2001 Stock Incentive Plan (the “Plan”) and is subject to the terms of that Plan.  Capitalized terms used in this Agreement and not defined in this Agreement have the meanings assigned to them in the Plan.  This Agreement represents the Company’s unfunded and unsecured promise to issue Common Stock of the Company, $.01 par value (“Shares”) at a future date based on appreciation in the market value of such Shares from the date of this Agreement, subject to the terms of this Agreement and the Plan.

1.       Award.    The Company hereby grants Participant stock appreciation rights (the “SAR”) with respect to # OF SHARES shares of Common Stock (the “Award”).  The initial value of the SAR is PRICE per share (the “Grant Price”).  The Award represents the right to receive the Shares only when, and with respect to the number of Shares to which, the Award has vested (the “Vested Shares”).The Award is subject to the terms and conditions set forth in this Agreement and in the Plan.  A copy of the Plan will be furnished upon request of Participant.

2.       Vesting.    Subject to the terms and conditions of this Agreement and the Plan, the SAR awarded to Participant pursuant to this Agreement shall vest and may be exercised by Participant with respect to the number of Vested Shares set forth in the following schedule:

On or after Each of the Following Dates	Percentage of Shares with Respect to Which the SAR Is Exercisable

First Anniversary of the Effective Date	25%
Second Anniversary of the Effective Date	25%
Third Anniversary of the Effective Date	25%
Fourth Anniversary of the Effective Date	25%

3.       Exercise of SAR after Death or Termination of Employment.    The SAR shall terminate and may no longer be exercised if Participant ceases to be employed by the Company or its affiliates, except that:

(a)           If Participant’s employment shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined in Section 3(d)) or Participant’s death or disability (within the meaning of Code Section 22(e)(3)), Participant may at any time within a period of ninety days after such termination exercise the SAR to the extent the SAR was exercisable by Participant on the date of the termination of Participant’s employment.

(b)           If Participant’s employment is terminated for Cause, the SAR shall be terminated as of the date of the act giving rise to such termination.

(c)           If Participant shall die while the SAR is still exercisable according to its terms, or if employment is terminated because Participant has become disabled (within the meaning of Code Section 22(e)(3)) while in the employ of the Company and Participant shall not have fully exercised the SAR, such SAR may be exercised at any time within 12 months after Participant’s death or date of termination of employment for such disability by Participant, personal representatives, administrators or guardians of Participant, as applicable, or by any person or persons to whom the SAR is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Vested Shares Participant was entitled to purchase under the SAR on (i) the earlier of the date of death or termination of employment or (ii) the date of termination for such disability, as applicable.

(d)           Notwithstanding the above, in no case may the SAR be exercised to any extent by anyone after the termination date of the SAR.

(e)           “Cause” means (i) Participant’s breach of any contractual obligation to the Company under the terms of the Plan, a stock option agreement or any other agreement between Participant and the Company, or of any fiduciary duty to the Company (ii) Participant’s conviction or plea bargain of any crime involving moral turpitude or any felony (iii) Participant’s failure to carry out any reasonable directive of the Company, (iv) Participant’s embezzlement of funds of the Company, (v) any conduct by Participant which is detrimental to the Company, (vi) any failure by Participant to comply with the policies or performance standards of the Company, or (vii) a demonstrated lack of commitment of Participant to the Company.

4.       Method of Exercise of SAR.

(a)           SARs may be exercised with respect to Vested Shares by delivery to the Company of a written notice which shall state that Participant elects to exercise the SAR as to the number of Vested Shares specified in the notice as of the date specified in the notice.

(b)           Subject to deduction as described in Section 4(c) for withholding, upon exercise of the SAR, the Participant shall be entitled to receive a number of Shares (“Issued Shares”) for each Vested Share with respect to which the SAR is exercised that is equal to (i) the excess of the Fair Market Value of one Share on the date of exercise, over the Grant Price, divided by (ii) the Fair Market Value of one Share on the date of exercise.  The distribution to the Participant, or in the case of the Participant’s death, to the Participant’s legal representative, of Issued Shares shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company.  In the event ownership or issuance of Issued Shares is not feasible due to applicable exchange controls, securities regulations, tax laws or other provisions of applicable law, as determined by the Company in its sole discretion, Participant, or in the event of Participant’s death, the Participant’s legal representative, shall receive cash proceeds in an amount equal to the value of the Issued Shares otherwise distributable to Participant.

(c)           By signing this Agreement, Participant agrees that the Company may withhold from the Participant’s wages or other cash compensation, or at the sole election of the Company from Issued Shares due upon exercise of the SAR, all income tax (including federal, state and local taxes), social insurance, payroll tax or other tax-related withholding (“Tax Related Items”) due from the Company or the subsidiary that is the Participant’s actual employer. In this regard, Participant authorizes the Company or the Participant’s actual employer to withhold all applicable Tax Related Items legally payable by Participant from Participant’s wages or other cash compensation payable to Participant by the Company or the Participant’s actual employer.  To the extent that the Company determines that it is not feasible to withhold from wages, or not permissible under applicable law to withhold in Shares, then prior to the issuance of Issued Shares or the receipt of an equivalent cash payment as provided in Section 4(b) above, Participant shall pay, or make adequate arrangements satisfactory to the Company or to the Participant’s actual employer (in their sole discretion) to satisfy all withholding obligations of the Company and/or the Participant’s actual employer. Participant shall pay to the Company or to the Participant’s actual employer any amount of Tax Related Items that the Company or the Participant’s actual employer may be required to withhold as a result of Participant’s receipt of the Award, the vesting of the Award, or exercise of the Award that cannot be satisfied by the means previously described. The Company may refuse to deliver Issued Shares to Participant if Participant fails to comply with Participant’s obligation in connection with the Tax Related Items as described herein.

Regardless of any action the Company or the subsidiary of the Company that is Participant’s actual employer takes with respect to any or all Tax Related Items, Participant acknowledges that the ultimate liability for all Tax Related Items legally due by Participant is and remains Participant’s responsibility and that the Company and/or the Participant’s actual employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Award, including the grant of the Award, the vesting of Award, the exercise of the Award or the receipt of the above cash payment; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax Related Items.

5.       Additional Restrictions on Transfer of SAR.    During the lifetime of Participant, the SAR shall be exercisable only by Participant and shall not be sold, assigned, transferred, gifted, pledged, hypothecated, or in any manner encumbered or disposed of at any time prior to delivery of the Issued Shares in accordance with Section 4, other than by will or the laws of descent and distribution.

6.       Termination.    The SAR shall terminate at the close of business five years from the date of this Agreement.

7.       Miscellaneous.    Plan Provisions Control.  In the event that any provision of this Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(a)           No Rights of Stockholders.  Prior to the exercise of the SAR and prior to receipt by the Participant, Participant’s legal representative or a permissible assignee of

Issue Shares as provided in this Agreement, neither Participant, Participant’s legal representative nor a permissible assignee of the SAR shall be or have any of the rights and privileges of a stockholder of the Company with respect to this Agreement or the Shares referenced in this Agreement.

(b)           Distribution and Adjustment.  In accordance with Section 4(c) of the Plan, the Award is subject to adjustment in the event that any distribution, recapitalization, reorganization, merger or other event covered by Section 4(c) of the Plan shall occur.

(c)           No Right to Employment.  The grant of the SAR shall not be construed as giving Participant the right to be retained in the employ of the Company or any Affiliate, or as giving a director of the Company or an Affiliate the right to continue as a director of the Company or an Affiliate with, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or this Agreement.  Nothing in this Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  The SAR granted under this Agreement shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under this Agreement or the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, Participant shall be deemed to have accepted all the terms and conditions of the Plan and this Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(d)           Governing Law.  The validity, construction and effect of the Plan and this Agreement, and any rules and regulations relating to the Plan and this Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

(e)           Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of this Agreement shall remain in full force and effect.

(f)            No Trust or Fund Created.  Neither the Plan nor this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.

(g)           Other Benefits.  No compensation or benefit awarded to or realized by Participant under the Plan or this Agreement shall be included for the purpose of computing Participant’s compensation under any compensation-based retirement, disability or similar plan of the Company unless required by law or otherwise provided by such other plan.

(h)           No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or this Agreement, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)            Headings.  Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

(j)            Confidentiality.  Participant shall not disclose either the contents or any of the terms and conditions of this Agreement to any other person and agrees that such disclosure may result in both immediate termination of the SAR without the right to exercise any part thereof and termination of employment with the Company.

(k)           Notices.  All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally recognized overnight courier, by facsimile or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(i)

If to the Company, to it at:

SoftBrands, Inc.
Two Meridian Crossings, Suite 800
Minneapolis, MN 55423
Attn: Vice President – Human Resources

(ii)           If to Participant, to such address as most recently supplied to the Company by Participant and set forth in the Company’s records; or

(iii)          to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance with this Section 7(l).

Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of facsimile transmission, when received (or if not sent on a business day, on the next business day after the date sent) and (iv) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication is posted.

(l)            Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

(m)          Undertaking.  Both parties hereby agree to take whatever additional actions and execute whatever additional documents either party may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the other party under the provisions of this Agreement.

(n)           Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

(o)           Entire Agreement.  This Agreement (and the other writings incorporated by reference herein, including the Plan) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral negotiations, commitments, representations and agreements with respect thereto.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

SOFTBRANDS, INC.

By:
Name:	David G. Latzke
Title:	SVP & CFO

PARTICIPANT

By:
Name:	EMPLOYEE NAME